Exhibit 10.15

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$2,401,345.71	03-30-2005	03-30-2008	2700433672	,tr 25585		F8B
References in the above area are for Lender’s use only and do not limit the applicability of the document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

                Borrower: AT&S Holdings, Inc.                Lender:    Commercial Federal Bank, a Federal Savings Bank
               American Trailer & Storage, Inc.                Lee’s Summit Commercial Lending HQ
               3505 Manchester Trafficway                    740 N.W. Blue Parkway
               Kansas City, MO 64129                       Lee’s Summit, MO 64086

                Principal Amount: $2,401,345.71       Date of Agreement:  September 27, 2005

DESCRIPTION OF EXISTING INDEBTEDNESS. The description of the existing indebtedness is set forth in the Promissory Note dated March 30, 2005 (the “Note”), and all subsequent modifications thereto, by and between AT&S Holdings, Inc. and American Trailer & Storage, Inc. (Borrower) and Commercial Federal Bank, a Federal Savings Bank (Lender).

DESCRIPTION OF COLLATERAL. The description of the collateral is set forth in the Promissory Note dated March 30, 2005.

DESCRIPTION OF CHANGE IN TERMS.

Decrease interest rate from 7.85% fixed to 7.00% fixed, effective September 1, 2005.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all person signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

Borrower:

AT&S Holdings, Inc.

By:___//s//_________________________  By:______//s//___________________________
Richard G. Honan, II, Chief Financial Officer of  Richard G. Honan, Chairman of AT&S Holdings, Inc.
AT&S Holdings, Inc.

AMERICAN TRAILER & STORAGE, INC.

By:______//s//_________________________________ By:__________//s//__________________________________
Richard G. Honan, II, Chief Financial Officer of Richard G. Honan, Chairman of American Trailer &
American Trailer & Storage, Inc.   Storage, Inc.

LENDER:

COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK

X_//s//________________________________________________
David R. Kyle, Loan Officer